Exhibit 10.32

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Second Amendment”), is made as of [__________], 2015 (the “Amendment Effective Date”), by and between Realty Income Corporation, a Maryland corporation (the “Company”), and [_______] (the “Employee”).  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement (as defined below).

RECITALS

A.                                 The Company and Employee have entered into an Employment Agreement dated [________], as amended by that certain Amendment (the “First Amendment”) between the Company and the Employee dated [_____] (the “Agreement”).

B.                                  The parties hereto wish to amend the Agreement as set forth herein.

AMENDMENT

The parties hereto hereby amend the Agreement as follows, effective as of the Amendment Effective Date.

1.         Section 10(b).  The second sentence of Section 10(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

“In the event of the Company’s termination of Employee’s employment without Cause or Employee’s Constructive Termination, in either case on or within twelve (12) months after a Change in Control, in lieu of the foregoing, the Company shall: (i) pay to the Employee in a single lump sum an amount equal to the sum of (A) twenty-four (24) months’ of the Employee’s then current base salary under this Agreement, plus (B) two (2) times the average of the last three (3) years’ cash bonus paid to the Employee (excluding commissions, if any, payable pursuant to a separate commissions agreement) (the “CIC Severance Payment”), (ii) pay any accrued salary (including all earned commission pay, if any, payable pursuant to a separate commissions agreement) and accrued but unused vacation pay to which the Employee may be entitled hereunder as of the termination date, and (iii) continue to provide Employee with group medical insurance at the Company’s expense (whether through reimbursement of COBRA premiums or otherwise in the Company’s discretion) for a period of eighteen (18) months from the date of the Employee’s Separation from Service or until Employee becomes covered under another group medical insurance plan, whichever occurs first.”

2.         This Second Amendment shall be and, as of the Amendment Effective Date, is hereby incorporated in and forms a part of, the Agreement.

3.         Except as expressly provided herein, all terms and conditions of the Agreement, including the First Amendment, shall remain in full force and effect.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first written above.

REALTY INCOME CORPORATION

By:
Name:
Title:

EMPLOYEE

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